US AIRWAYS REPORTS APRIL TRAFFIC

ARLINGTON, Va., May 4, 2005 -- US Airways reported its April 2005 passenger traffic today.

Mainline revenue passenger miles for April 2005 decreased 0.2 percent on a 5.0 percent increase in available seat miles, compared to April 2004. The 75.9 percent passenger load factor is a 3.9 percentage point decrease compared to April 2004, reflecting the shift in the Easter holiday and related air travel from April 2004 to March 2005.

Revenue passenger miles for US Airways mainline during the first four months of 2005 increased 4.1 percent on a 2.4 percent increase in available seat miles, compared to the same period in 2004. The passenger load factor for January through April 2005 was 73.9 percent, a 1.2 percentage point increase compared to the same period in 2004.

US Airways Express -- the two wholly owned subsidiaries of US Airways Group, Inc., Piedmont Airlines, Inc. and PSA, Inc., as well as the MidAtlantic Airways division of US Airways, Inc. -- reported a 124.7 percent increase in revenue passenger miles for April 2005, on 112.5 percent more capacity, compared to April 2004. The passenger load factor was 64.5 percent, a 3.5 percentage point increase compared to April 2004.

For the first four months of 2005, the US Airways Express entities reported a 137.0 percent increase in revenue passenger miles on 111.2 percent more capacity, compared to the same period in 2004. The passenger load factor was 60.5 percent, a 6.6 percentage point increase compared to the same period in 2004.

US Airways ended the month of April 2005 completing 98.9 percent of its scheduled departures compared to 99.1 percent in April 2004.

In connection with traffic, revenue, and fuel trends, US Airways said today that effective with an August schedule change, it will reduce its mainline fleet by an additional 10 aircraft. This reduction will have limited impact on flight schedules, resulting primarily in the temporary cancellation of some selected seasonal Caribbean and Florida flying. No employee furloughs are anticipated as a result of this decision, and US Airways does not expect to eliminate service to any cities it now serves. "As we continue to talk with potential investors, the elimination of unprofitable flying is a key topic of conversation," said Bruce Ashby, US Airways executive vice president of Marketing and Planning. "Furthermore, the retirement of these 10 aircraft can be accomplished with little impact on customers or employees." Ashby added that the 10 aircraft will be identified over the coming weeks, with careful consideration given to retiring aircraft that are fuel inefficient and that have upcoming expensive scheduled maintenance cycles.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the continued military activities in Iraq; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various prepetition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

	US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS
	April 2005	April 2004	Percent Change
Revenue Passenger Miles (000):
Domestic*	2,602,508	2,611,807	(0.4)
International*	870,162	868,793	0.2
Total - Scheduled Service	3,472,670	3,480,600	(0.2)
Total (Including Charter)	3,472,706	3,480,655	(0.2)

Available Seat Miles (000):
Domestic*	3,453,930	3,285,642	5.1
International*	1,122,427	1,074,452	4.5
Total - Scheduled Service	4,576,356	4,360,094	5.0
Total (Including Charter)	4,576,426	4,360,177	5.0

Passengers Boarded*	3,693,592	3,792,489	(2.6)
System Load Factor*	75.9	79.8	(3.9)
Average Passenger Journey*	940.2	917.8	2.4

* scheduled service

NOTE:  Numbers may not add or calculate due to rounding

US AIRWAYS, INC.
YEAR-TO-DATE 2005
	Jan. - April 2005	Jan. - April 2004	Percent Change
Revenue Passenger Miles (000):
Domestic*	9,969,911	9,442,608	5.6
International*	3,147,964	3,156,995	(0.3)
Total - Scheduled Service	13,117,875	12,599,603	4.1
Total (Including Charter)	13,118,851	12,600,693	4.1

Available Seat Miles (000):
Domestic*	13,625,120	13,177,508	3.4
International*	4,136,263	4,170,402	(0.8)
Total - Scheduled Service	17,761,382	17,347,910	2.4
Total (Including Charter)	17,762,593	17,350,446	2.4

Passengers Boarded*	13,945,997	13,643,946	2.2
System Load Factor*	73.9	72.6	1.2
Average Passenger Journey*	940.6	923.5	1.9

* scheduled service

NOTE:   Numbers may not add or calculate due to rounding

	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS
	April 2005	April 2004	Percent Change
Revenue Passenger Miles (000)	313,621	139,601	124.7
Available Seat Miles (000)	486,453	228,942	112.5
Passengers Boarded*	843,431	570,701	47.8
System Load Factor*	64.5	61.0	3.5
Average Passenger Journey	371.8	244.6	52.0

	US AIRWAYS EXPRESS**
YEAR-TO-DATE 2005
	Jan. - April 2005	Jan. - April 2004	Percent Change
Revenue Passenger Miles (000)	1,046,895	441,718	137.0
Available Seat Miles (000)	1,730,448	819,320	111.2
Passengers Boarded*	2,871,054	1,899,403	51.2
System Load Factor*	60.5	53.9	6.6
Average Passenger Journey	364.6	232.6	56.8
* scheduled service ** Piedmont Airlines, Inc., PSA Airlines, Inc., and MidAtlantic Airways

NOTE:      Numbers may not add or calculate due to rounding.